Exhibit 99.1

SL Green Names Peggy Lamb as Independent Director

New York City, NY, March 19, 2025 - SL Green Realty Corp. (NYSE: SLG), Manhattan’s largest office landlord, today announced the appointment of Peggy Lamb as an Independent Director to the company's Board of Directors.

Ms. Lamb has more than thirty years of experience in the real estate industry. She currently serves as Managing Director of Halstatt, LLC and as a principal in the Halstatt Real Estate Partners private equity real estate funds, where she is responsible for originating, underwriting, structuring and managing real estate transactions.

“Ms. Lamb will be an excellent addition to our Board, having assisted many public and privately held companies formulate and execute their growth strategies through multiple market cycles,” said Marc Holliday, Chairman and CEO of SL Green. “Her demonstrated track record in managing complex global business environments will be a great asset and help reinforce SL Green’s position as the leader in Manhattan’s office sector.”

“SL Green is the undisputed market leader, with a fortress portfolio and a strategic approach that has always been ahead of the curve. I look forward to joining the Board as the company is poised to again take advantage of a resurgent New York City market,” said Peggy Lamb.

Ms. Lamb previously worked at Goldman Sachs in investment banking for fifteen years. She also serves on the board of directors of Starwood REIT as a member of the audit and compensation committees and the board of Starwood Credit as a member of the audit committee. Ms. Lamb received an M.B.A. from Harvard Business School and a B.S. from the University of Illinois. She also serves on the real estate advisory boards for the University of Florida Bergstrom Real Estate Center and Florida Gulf Coast University Real Estate Center.

About SL Green Realty Corp.

SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of December 31, 2024, SL Green held interests in 55 buildings totaling 31.8 million square feet. This included ownership interests in 28.1 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.

Forward Looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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